Exhibit 3.3

2tor, Inc.

SECOND AMENDED AND RESTATED BYLAWS

Adopted as of

February 4, 2010

2tor, Inc.

i

4.11.	Secretary	14
4.12.	Assistant Secretaries	14
4.13.	Treasurer	15
4.14.	Assistant Treasurers	15
4.15.	Fidelity Bonds	15
4.16.	Duties of Officers May Be Delegated	16

Article V. INDEMNIFICATION OF DIRECTORS AND OFFICERS		16

Article VI. CAPITAL STOCK		19

6.1.	Certificates of Stock	19
6.2.	Transfers of Stock	20
6.3.	Registered Stockholders	20
6.4.	Lost, Stolen or Destroyed Certificates	20
6.5.	Dividends	21
6.6.	Fixing Record Date	21
6.7.	Transfer Agent and Registrar	23

Article VII. CONDUCT OF BUSINESS		23

7.1.	Powers of Execution	23
7.2.	Seal	24
7.3.	Fiscal Year	24

Article VIII. NOTICES		24

Article IX. AMENDMENTS		25

ii

BYLAWS

of

2tor, Inc.

Article I.

OFFICES AND RECORDS

1.1.                            The Corporation shall have and maintain a registered office in Delaware, and may maintain such other offices and keep its books, documents and records at such places within or without the State of Delaware as may from time to time be designated by the Board of Directors.

Article II.

MEETINGS OF STOCKHOLDERS.

2.1.                            Place of Meetings. Meetings of the stockholders may be held at such place, either within or without the State of Delaware, as the Board of Directors shall designate. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place but may instead be held solely by means of remote communication. The place at which any meeting is to be held shall be specified in the notice of such meeting.

2.2.                            Annual Meeting. An annual meeting of the stockholders, for the election of directors and for the transaction of any other proper business, shall be held either (i) at 10:00 a.m. on the third Tuesday in April, unless such day is a legal holiday, in which event the meeting shall be held at the same time on the next day which is not a legal holiday, or (ii) at such other time and date, not more than thirteen months after the last preceding annual meeting or the last action by written consent to elect directors in lieu of an annual meeting as provided in Section 2.11, as the Board of Directors shall designate.

2.3                               Elections of Directors. Elections of directors need not be by written ballot; provided, however, that if the Board of Directors determines to require a written ballot, the Board of Directors may authorize the acceptance of ballots submitted by electronic transmission if such electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

2.4.                            Call of Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board, the President, two or more directors then in office or by stockholders holding at least 10% of the voting power or by the Secretary of the Company upon the request of any of the foregoing, which request shall state the purpose or purposes of the proposed meeting. The business transacted at any special meeting shall be confined to the purposes stated in such notice.

2.5.                            Quorum and Adjourned Meetings. Except as otherwise provided by the laws of Delaware or by the Certificate of Incorporation, a quorum for the transaction of business at meetings of the stockholders shall consist of stockholders holding a majority of the voting power, present in person or represented by proxy. Whether or not a quorum is present, stockholders holding a majority of the voting power present in person or by proxy at any duly called meeting and entitled to vote thereat may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled. Notice of the adjourned meeting need not be given if the time, place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6.                            Vote of Stockholders and Proxies. Every stockholder having the right to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without meeting shall be entitled to exercise such vote in person, by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact, or by means of remote communication. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of stock having voting power held by him. Except as otherwise provided by the laws of Delaware, the Certificate of Incorporation or these Bylaws, all elections shall be determined and all questions decided by a plurality of the votes cast in respect thereof, a quorum being present.

2.7.                            Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in such meeting, and (b) be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication. The Corporation shall implement reasonable measures (i) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, and (ii) to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of such meeting substantially concurrently with such proceedings. If any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.8.                            List of Stockholders. The Secretary shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, but such list is not required to include electronic mail addresses or electronic contact information. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. If the list is made available on an electronic network, the Corporation may take reasonable steps to ensure that such list is available only to stockholders of the Corporation. If the meeting is held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.

2.9.                            Notice of Meetings. Notice of each meeting of the stockholders shall be given not less than ten nor more than sixty days before the meeting, to each stockholder entitled to vote at such meeting. Such notice shall set forth the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If the list of stockholders entitled to vote at the meeting is made available on an electronic network, then the notice shall also include the information required to gain access to such list. No such notice of any meeting need be given to any stockholder who files a written waiver of notice thereof, signed by such stockholder, or a waiver by electronic transmission with the Secretary, either before or after the meeting. Attendance of a person at a meeting of stockholders, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.10.                     Organization and Procedure. At every meeting of the stockholders, the presiding officer shall be the Chairman of the Board, or, in the event of his absence or disability or if there is no Chairman, the President or in the event of both their absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his absence, an appointee of the presiding officer, shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

2.11.                     Action Without a Meeting. (a) Any action required or permitted by these Bylaws or by law to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required.

(b)                                 A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder, proxyholder or by the person or persons authorized to act for the stockholder or proxyholder, and (ii) the date on which such stockholder, proxyholder or authorized person or persons transmitted such telegram, cablegram or other electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and delivered to the Corporation’s registered office in Delaware (by hand or by certified or registered mail, return receipt requested), its principal place of business or the officer having custody of the book in which the proceedings of meetings of the stockholders are recorded. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to the officer having custody of the book in which the proceedings of meetings of the stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors.

(c)                                  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Article III.

BOARD OF DIRECTORS.

3.1.                            General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these Bylaws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

3.2.                            Number and Qualifications of Directors. The Board of Directors shall initially consist of one director, but the number of directors, each of which shall be a natural person, may subsequently be increased or decreased from time to time by the Board of Directors. The directors shall initially be appointed by the incorporator. Thereafter, except as otherwise provided in this section, each director shall be elected at the annual meeting of stockholders. Newly created directorships and all other vacancies may be filled at any time by a majority vote of the directors then in office, although less than a quorum. Each director shall continue to hold office until such director’s successor has been elected and has qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice given in writing or by electronic submission to the Secretary and such resignation shall be effective upon the date of receipt thereof by the Secretary or upon an effective date specified therein, whichever date is later, unless acceptance is made a condition of the resignation, in which event it shall be effective upon acceptance by the Board of Directors. Any director or the entire Board of Directors may be removed at any time, with or without cause, by the affirmative vote of stockholders of the Corporation holding a majority of the voting power. Notwithstanding the foregoing, the provisions of this section regarding the election or removal of directors or the filling of vacancies shall be subject to any restrictions imposed under any voting or other agreement that may be entered into by the stockholders and the Corporation.

3.3.                            Annual Meeting. The annual meeting of the Board of Directors after the annual meeting of stockholders may be held without notice, either immediately after said meeting of stockholders and at the place where it was held, or at such other time and place, whether within or without Delaware, as shall be determined by the Board of Directors prior to the annual meeting or by the consent in writing of all the directors.

3.4.                            Regular Meetings. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by electronic transmission, to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

3.5.                            Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any director or by the Secretary upon the request in writing by any of the foregoing, which request shall state the purpose or purposes of the proposed meeting. Such meetings may be held at any place, whether within or without the State of Delaware. Notice of each such meeting shall be given to each director at least two days before the meeting. Such notice shall set forth the time and place at which the meeting is to be held and the purpose or purposes thereof. No such notice of any meeting need be given to any director who attends the meeting or who files a written waiver of notice thereof or a waiver by electronic transmission, with the Secretary, either before or after the meeting.

3.6.                            Quorum of Directors. A quorum for the transaction of business at meetings of the Board of Directors shall consist of a majority of the directors then in office. In the absence of a quorum at any duly scheduled or duly called meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, at which time any business may be transacted which might have been transacted at the meeting as originally scheduled.

3.7.                            Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.8.                            Meetings by Conference Telephone. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in any meeting of the Board of Directors or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

3.9.                            Executive and Other Committees. The Board of Directors may designate from its members an executive committee and such other standing or special committees, each to consist of one or more directors, as may be provided in such resolution. The Board of Directors may designate one or more directors as alternate members of each committee who may replace any absent or disqualified member at any meeting of the committee. Each committee may meet at stated times, or on notice to all by any of their own number. Each committee shall have all such powers and perform all such duties as may be expressly determined by the Board of Directors. Each committee may by vote of its members create subcommittees and delegate to a subcommittee of its members all or part of the authority granted to the committee. Vacancies in the membership of each committee shall be filled by the Board of Directors. Unless a member of a committee resigns, dies or is removed prior thereto, each member of a committee shall continue to hold office until such member’s successor has been designated. Any member of a committee may be removed at any time, with or without cause, by the affirmative vote of the Board of Directors.

3.10.                     Committee Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

Article IV.

OFFICERS.

4.1.                            Number. The officers of the Corporation shall be elected by the Board of Directors and may consist of a President, a Secretary, a Treasurer, a Chairman of the Board, one or more Vice Chairmen of the Board, Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a director of the Corporation.

4.2.                            Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at its initial meeting and thereafter annually at the annual meeting of the Board of Directors. In the event of the failure to elect officers at any annual meeting, officers may be elected at any regular or special meeting of the Board of Directors.

4.3.                            Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

4.4.                            Other Officers. The Board of Directors may appoint such other officers, assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. The Board of Directors may from time to time delegate to any officer or agent the power to appoint substitute officers or agents and to prescribe their respective rights, terms of office, authority and duties. The salaries of persons appointed under this section may be fixed by the President, who shall report to the Board of Directors annually thereon.

4.5.                            Term and Removal. Each officer of the Corporation shall hold office until such officer’s successor has been chosen and qualified or until such officer’s earlier death, resignation or removal. Any person elected or appointed by the Board of Directors may be removed at any time, with or without cause by the Board of Directors, and all vacancies (however arising) may be filled at any time. Any other officer or employee of the Corporation may be removed at any time, with or without cause, by the President or by any superior of such employee to whom the power of removal has been delegated by the President.

4.6.                            Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

4.7.                            Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and directors. The Chairman shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

4.8.                            Chief Executive Officer. The Chief Executive Officer, if one is chosen, shall have general supervision and direction of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have all the general powers and duties usually vested in the chief executive officer of a corporation, and in addition shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

4.9.                            President. The President shall have the active management of the business of the Corporation under the general supervision of the Chief Executive Officer, if one is chosen and is different from the President, and in addition shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors. The President shall be vested with all the powers and perform all the duties of the Chairman of the Board in the event there is no Chairman of the Board or in the event of the absence or disability of the Chairman of the Board.

4.10.                     Vice Presidents. Each Vice President shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President. In the absence or disability of the Chairman of the Board, the Chief Executive Officer and the President, the Vice President designated by the Board of Directors or, if no such designation shall have been made, then the Vice President designated by the President shall be vested with all the powers and authorized to perform all the duties of said officers.

4.11.                     Secretary. The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors. The Secretary shall perform or cause to be performed like duties for the standing committees when required. The Secretary shall, when requested, give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, when notice is required by these Bylaws or by law. The Secretary shall have custody of the seal of the Corporation, and, when authorized by the Board of Directors, or when any instrument requiring the corporate seal to be affixed shall first have been signed by the Chairman of the Board, the President or a Vice President, shall affix the seal to such instrument and shall attest the same by his signature. The Secretary shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the President.

4.12.                     Assistant Secretaries. Each Assistant Secretary, if one or more are appointed, shall be vested with all the powers and authorized to perform all the duties of the Secretary in the event of the Secretary’s absence or disability. Each Assistant Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors, the President or the Secretary.

4.13.                     Treasurer. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all such transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the President.

4.14.                     Assistant Treasurers. Each Assistant Treasurer, if one or more are appointed, shall be vested with all the powers and authorized to perform all the duties of the Treasurer in his absence or disability. Each Assistant Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors, the President or the Treasurer.

4.15.                     Fidelity Bonds. The Board of Directors may require any officer to give the Corporation a bond, in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of such officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under his control belonging to the Corporation.

4.16.                     Duties of Officers May Be Delegated. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

Article V.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

5.1                               (a) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that, except as provided in paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that if the payment of such expenses incurred by a director or officer in advance of the final disposition of any such action, suit or proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)                                 If a claim under paragraph (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Corporation to

indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)                                  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights which any person seeking indemnification or advancement of expenses may be entitled under any statute, provision of the Certificate of Incorporation (as it may be amended), these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(d)                                 The Corporation may maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

(e)                                  Any indemnification under this Section 5.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 5.1(a). Any such determination shall be made with respect to a person who is an officer or director at the time of the determination (i) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Article VI.

CAPITAL STOCK.

6.1.                            Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws. Any or all the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.2.                            Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfer of uncertificated shares shall be governed by applicable provisions of law. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

6.3.                            Registered Stockholders. Prior to due surrender of a certificate for registration of transfer or transfer of unrestricted shares, the Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

6.4.                            Lost, Stolen or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall furnish proof of that fact satisfactory to an officer of the Corporation, and shall, if requested, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to such officer, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed. The Board of Directors may at any time authorize the issuance of a new certificate to replace a certificate alleged to be lost, stolen or destroyed upon such other lawful terms and conditions as the Board of Directors shall prescribe.

6.5.                            Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting as provided by the laws of Delaware and the Certificate of Incorporation. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

6.6.                            Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)                                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.7.                            Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

Article VII.

CONDUCT OF BUSINESS.

7.1.                            Powers of Execution. (a) All checks and other demands for money and notes and other instruments for the payment of money shall be signed on behalf of the Corporation by such officer or officers or by such other person or persons as the Board of Directors may from time to time designate.

(b)                                 All contracts, deeds and other instruments to which the seal of the Corporation is affixed shall be signed on behalf of the Corporation by the Chairman of the Board of Directors, the President, any Vice President, or such other person or persons as the Board of Directors may from time to time designate, and may be attested by the Secretary or an Assistant Secretary.

(c)                                  All other contracts, deeds and instruments shall be signed on behalf of the Corporation by the Chairman of the Board, the President, any Vice President, or such other person or persons as the Board of Directors or the President may from time to time designate.

(d)                                 All shares of stock owned by the Corporation in other corporations shall be voted on behalf of the Corporation by the President or by such other person or persons as the Board of Directors may from time to time designate.

7.2.                            Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words, “Corporate Seal, Delaware.”

7.3.                            Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Article VIII.

NOTICES.

8.1                               Whenever, under the provisions of these Bylaws or the Certificate of Incorporation of the Corporation, notice is required to be given to any director or stockholder, such notice may be delivered in writing by (a) mail, by depositing the same in the United States mail, postage prepaid, addressed to such director or stockholder at such address as appears on the records of the Corporation, (b) a nationally recognized overnight courier service, by delivering the same with payment of the applicable fee to such service for delivery, addressed to such director or stockholder at such address as appears on the records of the Corporation, or (c) confirmed facsimile telecommunication (d) electronic mail, by directing the same to an electronic mail address at which the director or stockholder has consented to receive notice, or (e) any other form of electronic transmission, and such notice shall be deemed to be given at the time when the same shall be so mailed, delivered or directed. Such notice may also be given by a posting on an electronic network together with separate notice to the director or stockholder of such posting, and such notice shall be deemed to be given upon the later of (i) such posting and (ii) the giving of such separate notice.

8.2                               Any director or stockholder may revoke his or her consent to receive notice by facsimile telecommunication, electronic mail or other form of electronic transmission by written notice to the Corporation. Any such consents shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices in accordance with such consent and (b) such inability becomes known to the Secretary or the Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Article IX.

AMENDMENTS.

9.1                               These Bylaws may be amended (a) at any meeting of the stockholders by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, or (b) at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office; provided, however, that in either case notice of the proposed amendment shall have been contained in the notice of the meeting.